                                                                   EXHIBIT 21.1

                                  SUBSIDIARIES

The following is a list of all the subsidiaries of Coleman Worldwide
Corporation.

                                    JURISDICTION OF            ASSUMED
           NAME                      INCORPORATION              NAME
           ----                     --------------             ------
Application des Gaz, S.A.               France

Australian Coleman, Inc.                Kansas

Bafiges S.A.                            France

Beacon Exports, Inc.                    Kansas

C C Outlet, Inc.                        Delaware            Camp Coleman

Camping Gaz do Brasil                   Brazil

Camping Gaz Great Britian Limited       United Kingdom

Camping Gaz (Poland)                    Poland

Camping Gaz Suisse AG                   Switzerland

Camping Gaz CS, Spol. SRO               Czech Republic

Camping Gaz GmbH                        Austria

Camping Gaz International Deutschland
 GmbH                                   Germany

Camping Gaz Hellas                      Greece

Camping Gaz International (Portugal)
 Ltd.                                   Portugal

Camping Gaz Kft                         Hungary

Camping Gaz Philippines, Inc.           Philippines

                                     JURISDICTION OF             ASSUMED
           NAME                       INCORPORATION               NAME
           ----                       --------------             ------

Camping Gaz Italie Srl                  Italy

Campiran SA                             Iran

The Canadian Coleman Company,
 Limited                                Ontario (Canada)    La Compagnie Canadien Coleman

Coleman Argentina, Inc.                 Delaware

Coleman Asia Limited                    Hong Kong

Coleman Country, Ltd.                   Kansas              Coleman Dubai

Coleman (Deutschland) GmbH              Germany

Coleman do Brasil Ltda.                 Brazil

Coleman Europe N.V.                     Belgium

Coleman Holland B.V.                    The Netherlands

Coleman Japan Co., Ltd.                 Japan

Coleman International SARL              Switzerland

Coleman Lifestyles K.K.                 Japan

Coleman Manufacturing de Mexico,
 S.A. de C.V.                           Mexico

Coleman Mexico S. A. de C.V.            Mexico

Coleman Powermate Compressors,
 Inc.                                   Delaware

Coleman Powermate, Inc.                 Nebraska

Coleman Puerto Rico, Inc.               Delaware

Coleman Safety & Security Products,
 Inc.                                   Delaware

Coleman SARL                            France

                                     JURISDICTION OF             ASSUMED
           NAME                       INCORPORATION               NAME
           ----                       --------------             ------

Coleman Spas, Inc.                    California

Coleman SVB S.r.l.                    Italy

Coleman Taymar Limited                United Kingdom

Coleman U.K. Holdings Limited         United Kingdom

Coleman U.K. PLC                      United Kingdom

Coleman Venture Capital, Inc.         Kansas

Eastpak Corporation                   Delaware           American Lifestyles Group

Eastpak Manufacturing Corporation     Delaware

Epigas International Limited          United Kingdom

General Archery Industries, Inc.      Arkansas

Jasan Products Ltd.                   Bermuda

Kansas Acquisition Corp.              Delaware

Nippon Coleman, Inc.                  Kansas

Pearson Holdings, Inc.                Arkansas

Productos Coleman, S.A.               Spain

PT Camping Gaz Indonesia              Indonesia

River View Corporation of
 Barling, Inc.                        Arkansas

Sierra Corporation of Fort
 Smith, Inc.                          Arkansas

TCCI Management Inc.                  Delaware

SUBSIDIARIES, CONTINUED

                                     JURISDICTION OF             ASSUMED
           NAME                       INCORPORATION               NAME
           ----                       --------------             ------

Taymar Gas Limited                    United Kingdom

The Coleman Company, Inc.             Delaware

Tsana Internacional, S.A.             Costa Rica

Woodcraft Equipment Company           Missouri